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As filed with the Securities and Exchange Commission on May 28, 2004

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GABLES RESIDENTIAL TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	58-2077868 (I.R.S. Employer Identification No.)
777 Yamato Road Suite 510 Boca Raton, Florida 33431 (561) 997-9700 (Address of Principal Executive Offices)

Gables Residential Trust 2004 Equity Incentive Plan
(Full Title of Plan)

Chris D. Wheeler
President and Chief Executive Officer
Gables Residential Trust
777 Yamato Road
Suite 510
Boca Raton, Florida 33431
(561) 997-9700
(Name, Address and Telephone Number of Agent For Service)

With a copy to:
 Gilbert G. Menna, P.C.
Ettore A. Santucci, P.C.
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109-2881
(617) 570-1000

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Shares of Beneficial Interest, par value $.01 per share	1,250,000	$32.18(2)	$40,225,000	$5,096.51

(1)
This Registration Statement also relates to such indeterminate number of additional shares as may be required pursuant to the restricted share award agreements in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(2)
This estimate is made pursuant to Rule 457(h) under the Securities Act of 1933, solely for the purposes of determining the registration fee and is based upon the average of the high and low sale prices of the common shares as reported on the New York Stock Exchange on May 24, 2004.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Certain Documents by Reference.

        Gables Residential Trust (the "Registrant") hereby incorporates by reference the following documents which have previously been filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"):

  (a)
  The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

  (b)
  The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

  (c)
  The Registrant's Current Report on Form 8-K filed on May 10, 2004; and

  (d)
  The description of the Registrant's common shares contained in its Registration Statement on Form 8-A, filed with the Commission on November 23, 1993, as amended, under Section 12 of the Exchange Act and any amendments and reports filed for the purpose of updating that description.

        In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

        Not Applicable.

Item 5.    Interests of Named Experts and Counsel.

        Not Applicable.

Item 6.    Indemnification of Trustees and Officers.

        The Registrant's declaration of trust and the partnership agreement of Gables Realty Limited Partnership, a Delaware limited partnership and operating subsidiary of the Registrant, provide limitations on the liability of the Registrant's trustees and officers for monetary damages to the Registrant. The declaration of trust and the bylaws obligate the Registrant to indemnify its trustees and officers, and permit the Registrant to indemnify its employees and other agents, against particular liabilities incurred in connection with their service in such capacities. These provisions could reduce the legal remedies available to the Registrant and the shareholders against these individuals.

        The Registrant's bylaws require it to indemnify, to the full extent of Maryland law, any present or former trustee or officer, and such person's spouse and children (an "Indemnitee"), who is or was a party or threatened to be made a party to any proceeding by reason of his or her service in that capacity, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the proceeding, provided that the Registrant shall have received a written affirmation by the Indemnitee that he or she has met the standard of conduct

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necessary for indemnification by the Registrant as authorized by the bylaws. The Registrant shall not be required to indemnify an Indemnitee if (a) it is established that (1) the Indemnitee's act or omission was committed in bad faith or was the result of active or deliberate dishonesty, (2) the Indemnitee actually received an improper personal benefit in money, property or services or (3) in the case of a criminal proceeding, the Indemnitee had reasonable cause to believe that the Indemnitee's act or omission was unlawful, (b) the proceeding was initiated by the Indemnitee, (c) the Indemnitee received payment for such expenses pursuant to insurance or otherwise or (d) the proceeding arises under Section 16 of the Exchange Act. Pursuant to the bylaws, the Indemnitee is required to repay the amount paid or reimbursed by the Registrant if it shall ultimately be determined that the standard of conduct was not met. The Registrant's bylaws permit the Registrant to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the Maryland General Corporation Law or to which the Indemnitee may be entitled. The bylaws of Gables GP, Inc., a Texas corporation and wholly-owned subsidiary of the Registrant and the general partner of Gables Realty Limited Partnership, contain similar provisions that are consistent with Texas law.

        Each of the Registrant's trustees and certain executive officers has entered into an indemnification agreement with the Registrant, Gables Realty Limited Partnership and Gables GP, Inc. The indemnification agreements require, among other matters, that the Registrant, Gables Realty Limited Partnership and Gables GP, Inc. indemnify the Registrant's covered executive officers and trustees to the fullest extent permitted by law and advance to the Registrant's covered executive officers and trustees all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Registrant must also indemnify and advance all expenses incurred by the Registrant's covered executive officers and trustees seeking to enforce their rights under the indemnification agreements and cover them under the Registrant's trustees' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides assurance to the trustees and covered executive officers that indemnification will be available because such contracts cannot be modified unilaterally in the future by the Board or the shareholders to eliminate the rights they provide.

Item 7.    Exemption from Registration Claimed.

        Not Applicable.

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Item 8.    Exhibits.

        The following is a complete list of exhibits filed as part of this Registration Statement.

Exhibit
4.1	Amended and Restated Declaration of Trust of the Registrant (incorporated herein by reference to the Registrant's Registration Statement on Form S-11 (File No. 33-70570), as amended).
4.2
Articles of Amendment to the Registrant's Amended and Restated Declaration of Trust (incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 1-12590) ).
4.3
Articles Supplementary to the Registrant's Amended and Restated Declaration of Trust creating the 5.00% Series Z Cumulative Redeemable Preferred Shares (incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 1-12590)).
4.4
Articles Supplementary to the Registrant's Amended and Restated Declaration of Trust creating the 8.625% Series B Cumulative Redeemable Preferred Shares (incorporated herein by reference to the Registrant's Current Report on Form 8-K dated November 12, 1998 (File No. 1-12590)).
4.5
Articles Supplementary to the Registrant's Amended and Restated Declaration of Trust creating the 7.875% Series C Cumulative Redeemable Preferred Shares (incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 (File No. 1-12590)).
4.6
Articles Supplementary to the Registrant's Amended and Restated Declaration of Trust creating the 7.50% Series D Cumulative Redeemable Preferred Shares (incorporated herein by reference to the Registrant's Registration Statement on Form 8-A dated May 8, 2003 (File No. 333-68359)).
4.7
Articles Supplementary to the Registrant's Amended and Restated Declaration of Trust creating the 7.875% Series C-1 Cumulative Redeemable Preferred Shares (incorporated by reference to the Registrant's Registration Statement on Form S-4/A dated May 20, 2003 (File No. 333-104535)).
4.8
Second Amended and Restated Bylaws of the Registrant, as amended (incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 1-12590)).
4.9	Gables Residential Trust 2004 Equity Incentive Plan (incorporated herein by reference to the Registrant's Proxy Statement dated April 5, 2004 (File No. 1-12590)).
4.10	Form of Restricted Share Award Agreement.
5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (contained on the signature page to this Registration Statement).

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Item 9.    Undertakings.

(a)
The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i)
  To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933 (the "Securities Act");

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13 (a) or 15 (d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 28th day of May, 2004.

GABLES RESIDENTIAL TRUST
By:	/s/ CHRIS D. WHEELER Chris D. Wheeler President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Chris D. Wheeler and Marvin R. Banks, Jr. such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ CHRIS D. WHEELER Chris D. Wheeler	President, Chief Executive Officer and Chairman (Principal Executive Officer)	May 28, 2004
/s/ MARVIN R. BANKS, JR. Marvin R. Banks, Jr.	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 28, 2004
/s/ DAWN H. SEVERT Dawn H. Severt	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 28, 2004

S-1

/s/ MARCUS E. BROMLEY Marcus E. Bromley	Trustee	May 28, 2004
/s/ LAURALEE E. MARTIN Lauralee E. Martin	Trustee	May 28, 2004
/s/ JOHN W. MCINTYRE John W. McIntyre	Trustee	May 28, 2004
/s/ MIKE E. MILES Mike E. Miles	Trustee	May 28, 2004
/s/ JAMES D. MOTTA James D. Motta	Trustee	May 28, 2004
/s/ CHRIS C. STROUP Chris C. Stroup	Trustee	May 28, 2004

S-2

EXHIBIT INDEX

Exhibit	Description
4.1	Amended and Restated Declaration of Trust of the Registrant (incorporated herein by reference to the Registrant's Registration Statement on Form S-11 (File No. 33-70570), as amended).
4.2
Articles of Amendment to the Registrant's Amended and Restated Declaration of Trust (incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 1-12590) ).
4.3
Articles Supplementary to the Registrant's Amended and Restated Declaration of Trust creating the 5.00% Series Z Cumulative Redeemable Preferred Shares (incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 1-12590)).
4.4
Articles Supplementary to the Registrant's Amended and Restated Declaration of Trust creating the 8.625% Series B Cumulative Redeemable Preferred Shares (incorporated herein by reference to the Registrant's Current Report on Form 8-K dated November 12, 1998 (File No. 1-12590)).
4.5
Articles Supplementary to the Registrant's Amended and Restated Declaration of Trust creating the 7.875% Series C Cumulative Redeemable Preferred Shares (incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 (File No. 1-12590)).
4.6
Articles Supplementary to the Registrant's Amended and Restated Declaration of Trust creating the 7.50% Series D Cumulative Redeemable Preferred Shares (incorporated herein by reference to the Registrant's Registration Statement on Form 8-A dated May 8, 2003 (File No. 333-68359)).
4.7
Articles Supplementary to the Registrants Amended and Restated Declaration of Trust creating the 7.875% Series C-1 Cumulative Redeemable Preferred Shares (incorporated by reference to the Registrant's Registration Statement on Form S-4/A dated May 20, 2003 (File No. 333-104535)).
4.8
Second Amended and Restated Bylaws of the Registrant, as amended (incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 1-12590)).
4.9	Gables Residential Trust 2004 Equity Incentive Plan (incorporated herein by reference to the Registrant's Proxy Statement dated April 5, 2004 (File No. 1-12590)).
4.10	Form of Restricted Share Award Agreement.
5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (contained on the signature page to this Registration Statement).

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PART II
  Item 3. Incorporation of Certain Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Trustees and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
EXHIBIT INDEX